Supplement To Prospectus Supplement Dated March 31, 2004

(To Prospectus Dated January 27, 2004)

$1,054,900,000

CWABS MASTER TRUST

(for the Series 2004-C Subtrust)

Issuer

CWABS, INC.

Depositor

Sponsor and Master Servicer

REVOLVING HOME EQUITY LOAN ASSET

BACKED NOTES, SERIES 2004-C

This Supplement updates the Prospectus Supplement dated March 31, 2004 that has been issued with respect to the Revolving Home Equity Loan Asset Backed Notes, Series 2004-C.

Annex I to the Prospectus Supplement sets forth certain statistical information about the statistical calculation pool mortgage loans as of the Statistical Calculation Date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of June 1, 2004.

Pages S-18 and S-21 of the Prospectus Supplement include certain financial information about the Master Servicer’s servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix II to this Supplement updates certain of that information.

Pages S-16 and S-17 of the Prospectus Supplement includes certain financial information of the Note Insurer. Appendix III to this Supplement updates certain of that information. Additionally, Appendix III updates the information set forth on Page S-61 of the Prospectus Supplement under the heading “Experts.”

This Supplement also updates the “Method of Distribution” section, on page S-60 in the Prospectus Supplement, as described on the next page.

Countrywide Securities Corporation	RBS Greenwich Capital

The date of this Supplement is June 29, 2004

Method of Distribution

Subject to the terms of the underwriting agreement among the depositor and Countrywide Securities Corporation (“CSC”) and Greenwich Capital Markets, Inc. (“Greenwich” and together with CSC, the “Underwriters”) and a terms agreement, dated June 29, 2004, between the depositor and the Underwriters, the depositor has agreed to sell to the Underwriters on June 30, 2004, and the Underwriters have agreed to purchase, $1,054,900,000 of notes (as reduced by principal payments on the Notes prior to the date of this Supplement). The notes being offered pursuant to the terms agreement are referred to as the “Offered Notes.” Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $1,012,639,709 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $525,000.

Countrywide Securities Corporation	Greenwich Capital Markets, Inc.
$527,450,000	$527,450,000

Distribution of the Offered Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by the Underwriters that it intends to make a market in the Offered Notes purchased by it but the Underwriters have no obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

CSC is an affiliate of the depositor, the sponsor, and the master servicer.

The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

References in this Supplement to the principal balances of the Offered Notes reflect the principal balances of the Offered Notes as of March 31, 2004 and do not take account of any principal distributions on the Offered Notes since that date.

This Supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated March 31, 2004 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated January 27, 2004. You are urged to read this Supplement, the prospectus supplement, and the prospectus in full.

Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2004-C on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor, and master servicer or any of the Underwriter, and none of those parties makes any representation as to the accuracy or completeness of that information.

Appendix I - Statistical Information (as of June 1, 2004) about the Mortgage Loans

The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of June 1, 2004.

Principal Balances

Range of Principal Balances ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate		Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 0.00	$0	941	(1)	$0		(1)	0.00	0		(1)
0.01 – 10,000.00	47,261,547	7,470	4.69%	6,327	5.787%		291.96	724	80.2%
10,000.01 – 20,000.00	111,322,972	7,400	11.05	15,044	6.009		292.09	712	83.8
20,000.01 – 30,000.00	149,362,262	5,916	14.82	25,247	6.296		291.37	709	88.0
30,000.01 – 40,000.00	122,588,063	3,504	12.16	34,985	6.275		291.62	711	88.6
40,000.01 – 50,000.00	106,216,561	2,345	10.54	45,295	6.230		291.55	709	87.7
50,000.01 – 60,000.00	88,171,668	1,603	8.75	55,004	6.390		292.33	711	89.8
60,000.01 – 70,000.00	68,587,251	1,054	6.81	65,073	6.347		292.12	712	89.6
70,000.01 – 80,000.00	54,468,439	727	5.40	74,922	6.275		291.65	712	88.0
80,000.01 – 90,000.00	38,416,399	451	3.81	85,180	6.215		292.67	710	88.0
90,000.01 – 100,000.00	50,384,989	522	5.00	96,523	6.157		293.22	707	85.2
100,000.01 – 125,000.00	41,420,261	368	4.11	112,555	5.944		292.52	710	84.9
125,000.01 – 150,000.00	53,539,633	380	5.31	140,894	5.698		293.67	709	80.9
150,000.01 – 175,000.00	10,467,269	64	1.04	163,551	5.485		293.83	709	83.0
175,000.01 – 200,000.00	13,267,253	70	1.32	189,532	5.511		294.51	717	81.4
200,000.01 – 225,000.00	7,407,547	35	0.74	211,644	5.185		293.69	720	81.1
225,000.01 – 250,000.00	5,077,602	21	0.50	241,791	4.869		294.05	724	75.6
250,000.01 – 275,000.00	6,841,570	26	0.68	263,137	5.262		293.19	724	81.0
275,000.01 – 300,000.00	6,408,467	22	0.64	291,294	5.132		293.83	718	75.1
300,000.01 – 325,000.00	1,583,913	5	0.16	316,783	4.698		294.41	728	77.9
325,000.01 – 350,000.00	1,019,534	3	0.10	339,845	5.554		295.66	724	80.4
350,000.01 – 375,000.00	2,923,174	8	0.29	365,397	5.732		296.25	711	82.2
375,000.01 – 400,000.00	1,939,970	5	0.19	387,994	5.654		295.45	705	83.8
400,000.01 – 425,000.00	1,653,597	4	0.16	413,399	5.501		293.01	702	79.5
425,000.01 – 450,000.00	2,195,243	5	0.22	439,049	7.027		293.42	704	87.9
450,000.01 – 475,000.00	468,900	1	0.05	468,900	4.375		289.00	781	72.3
475,000.01 – 500,000.00	6,427,405	13	0.64	494,416	5.013		292.92	721	76.8
525,000.01 – 550,000.00	550,000	1	0.05	550,000	5.125		296.00	754	80.0
625,000.01 – 650,000.00	1,267,720	2	0.13	633,860	5.183		293.99	717	87.5
725,000.01 – 750,000.00	750,000	1	0.07	750,000	4.875		296.00	735	58.1
775,000.01 – 800,000.00	800,000	1	0.08	800,000	4.875		297.00	691	80.0
900,000.01 – 925,000.00	922,292	1	0.09	922,292	3.25		296.00	734	69.4
925,000.01 – 950,000.00	950,000	1	0.09	950,000	4.000		296.00	708	79.4
975,000.01 – 1,000,000.00	1,999,999	2	0.20	1,000,000	5.000		289.50	737	84.2
Greater than 1,000,000.00	1,150,000	1	0.11	1,150,000	4.375		295.00	741	74.3

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%

As of June 1, 2004, the average principal balance of the Mortgage Loans was approximately $30,565.

Loan Programs

Description of Loans Programs	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
10 Year Draw, 20 Year Repay	$3,514,609	86	0.35%	$40,868	5.027%	352.66	725	84.1%
10 Year Draw, 0 Year Repay	2,530,969	63	0.25	40,174	5.280	112.26	719	85.1
5 Year Draw, 5 Year Repay	1,978,910	109	0.20	18,155	6.221	113.30	707	90.1
5 Year Draw, 10 Year Repay	7,916,781	217	0.79	36,483	7.092	175.18	718	97.5
10 Year Draw, 15 Year Repay	989,337,796	32,424	98.17	30,513	6.106	293.73	712	86.1
15 Year Draw, 0 Year Repay	116,498	5	0.01	23,300	8.325	174.59	654	88.1
15 Year Draw, 10 Year Repay	2,415,939	69	0.24	35,014	6.022	293.94	706	84.8

Total	$1,007,811,502	32,973	100.00%

Loan Rates

Range of Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 3.000	$755,244	26	0.07%	$29,048	3.000%	296.00	719	88.5%
3.001 - 3.500	1,153,059	7	0.11	164,723	3.257	295.94	734	74.4
3.501 - 4.000	77,232,718	2,718	7.66	28,415	3.998	292.63	746	67.8
4.001 - 4.500	106,093,018	3,559	10.53	29,810	4.395	292.90	722	72.9
4.501 - 5.000	55,133,108	959	5.47	57,490	4.864	292.84	711	75.6
5.001 - 5.500	63,426,863	2,483	6.29	25,544	5.273	292.83	682	73.1
5.501 - 6.000	120,656,386	5,567	11.97	21,674	5.852	291.09	728	85.6
6.001 - 6.500	251,854,511	7,831	24.99	32,161	6.411	292.04	725	93.1
6.501 - 7.000	115,693,061	3,632	11.48	31,854	6.893	292.84	677	89.7
7.001 - 7.500	159,111,993	4,229	15.79	37,624	7.471	292.20	700	97.3
7.501 - 8.000	25,257,041	900	2.51	28,063	7.750	292.28	704	94.2
8.001 - 8.500	19,610,963	652	1.95	30,078	8.325	285.94	672	93.9
8.501 - 9.000	8,521,594	319	0.85	26,713	8.759	293.29	673	95.3
9.001 - 9.500	2,719,752	76	0.27	35,786	9.311	294.82	703	94.5
9.501 - 10.000	447,379	11	0.04	40,671	9.736	295.69	683	97.6
10.001 - 10.500	95,100	3	0.01	31,700	10.413	293.92	671	97.3
10.501 - 11.000	49,713	1	(1)	49,713	11.000	177.00	680	98.6

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%.

As of June 1, 2004, the weighted average loan rate on the Mortgage Loans was approximately 6.108%.

Months Remaining to Scheduled Maturity

Range of Months Remaining to Scheduled Maturity	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding		Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
97 – 108	$166,716	7	0.02%		$23,817	5.995%	107.85	710	84.0%
109 – 120	4,343,163	165	0.43		26,322	5.681	112.91	714	87.4
157 – 168	19,877	1		(1)	19,877	9.500	168.00	672	100.0
169 – 180	8,013,403	221	0.8		36,260	7.104	175.19	717	97.4
193 – 204	48,629	2		(1)	24,315	5.940	199.75	583	82.6
205 – 216	159,531	9	0.02		17,726	6.388	210.37	672	84.2
217 – 228	21,098	1		(1)	21,098	7.500	219.00	633	90.0
265 – 276	199,174	2	0.02		99,587	4.840	265.99	701	74.1
277 – 288	12,376,199	592	1.23		20,906	5.809	287.88	705	81.2
289 – 300	978,949,104	31,887	97.14		30,701	6.109	293.83	712	86.2
337 – 348	163,742	6	0.02		27,290	6.382	347.00	710	93.4
349 – 360	3,350,867	80	0.33		41,886	4.961	352.94	726	83.6

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%.

As of June 1, 2004, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 292.

The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

Combined Loan-to-Value Ratios

Range of Combined Loan- to-Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10.00	$37,367	2	(1)	$18,684	5.125%	295.77	744	9.1%
10.01 - 20.00	318,252	18	0.03%	17,681	4.511	292.79	757	17.3
20.01 - 30.00	2,106,035	104	0.21	20,250	4.433	297.16	737	26.4
30.01 - 40.00	6,813,518	278	0.68	24,509	4.562	292.76	729	36.3
40.01 - 50.00	15,087,302	630	1.50	23,948	4.584	292.45	722	45.8
50.01 - 60.00	29,819,186	1,157	2.96	25,773	4.605	292.88	720	55.9
60.01 - 70.00	89,199,018	3,036	8.85	29,380	4.667	293.17	713	66.9
70.01 - 80.00	153,659,440	5,036	15.25	30,512	4.911	293.33	708	77.5
80.01 - 90.00	317,195,538	11,916	31.47	26,619	6.278	292.53	702	88.4
90.01 - 100.00	393,575,846	10,796	39.05	36,456	6.974	291.13	719	97.4

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%.

As of June 1, 2004, the weighted average combined loan-to-value ratio of the Mortgage Loans was approximately 86.23%.

The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

Geographic Distribution

State	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Alaska	$2,219,420	84	0.22%	$26,422	6.409%	294.07	712	92.2%
Alabama	10,293,872	469	1.02	21,949	6.454	293.15	713	91.2
Arizona	25,544,803	1,015	2.53	25,167	6.113	293.87	713	87.0
California	347,791,341	7,765	34.51	44,790	5.945	293.62	713	84.3
Colorado	36,049,579	1,179	3.58	30,576	6.188	293.63	717	88.4
Connecticut	11,890,610	339	1.18	35,076	5.702	293.58	703	81.8
District of Columbia	1,274,002	43	0.13	29,628	5.788	293.80	711	78.9
Delaware	1,800,763	79	0.18	22,794	6.175	294.27	710	85.5
Florida	57,752,519	2,061	5.73	28,022	6.415	286.81	710	88.6
Georgia	30,141,328	1,073	2.99	28,091	6.559	277.56	707	91.7
Hawaii	11,842,327	321	1.18	36,892	5.907	293.69	722	81.3
Iowa	3,838,061	203	0.38	18,907	6.786	293.72	714	94.4
Idaho	6,726,302	306	0.67	21,981	6.162	293.76	719	88.1
Illinois	35,223,192	1,317	3.50	26,745	6.093	293.41	713	86.3
Indiana	10,346,995	578	1.03	17,901	6.545	294.38	703	90.2
Kansas	7,329,636	372	0.73	19,703	6.503	293.31	715	91.7
Kentucky	5,818,417	230	0.58	25,297	6.559	293.93	714	92.8
Louisiana	5,165,243	280	0.51	18,447	6.394	293.41	706	89.4
Massachusetts	36,311,210	1,056	3.60	34,386	5.734	294.05	712	81.3
Maryland	18,238,378	626	1.81	29,135	6.240	293.27	710	86.6
Maine	1,925,735	107	0.19	17,998	5.801	293.92	695	80.7
Michigan	27,796,123	1,298	2.76	21,415	6.089	288.08	708	87.3
Minnesota	11,570,594	456	1.15	25,374	6.289	293.93	703	87.4
Missouri	10,097,422	500	1.00	20,195	6.303	292.71	709	87.7
Mississippi	2,914,671	137	0.29	21,275	6.452	294.29	701	89.3
Montana	2,193,105	111	0.22	19,758	6.168	291.66	702	85.6
North Carolina	17,528,711	759	1.74	23,094	6.400	291.15	714	91.7
North Dakota	317,459	22	0.03	14,430	6.665	294.68	705	92.5
Nebraska	1,012,674	62	0.10	16,333	6.178	293.91	728	89.5
New Hampshire	5,243,043	183	0.52	28,651	5.972	290.45	702	83.9
New Jersey	34,325,222	1,138	3.41	30,163	5.739	293.59	706	81.1
New Mexico	3,606,363	180	0.36	20,035	5.959	292.96	721	84.5
Nevada	20,815,168	649	2.07	32,073	6.419	294.39	712	89.8
New York	37,508,575	1,034	3.72	36,275	5.934	293.44	711	82.4
Ohio	24,151,530	1,221	2.40	19,780	6.412	293.14	713	91.2
Oklahoma	4,504,320	259	0.45	17,391	6.419	292.50	716	91.1
Oregon	10,027,012	408	0.99	24,576	6.237	295.32	707	87.3
Pennsylvania	22,905,267	1,111	2.27	20,617	6.169	293.87	708	86.4
Rhode Island	3,720,026	123	0.37	30,244	6.017	293.55	709	82.2
South Carolina	5,048,449	235	0.50	21,483	6.569	294.13	706	90.0
South Dakota	340,345	27	0.03	12,605	6.273	293.72	710	84.8
Tennessee	11,834,021	520	1.17	22,758	6.384	293.11	715	91.6
Texas	2,403,069	85	0.24	28,271	6.650	293.49	725	94.9
Utah	7,501,270	314	0.74	23,889	6.369	294.15	712	90.0
Virginia	26,263,153	857	2.61	30,645	6.327	293.46	713	89.2
Vermont	784,238	37	0.08	21,196	5.546	288.90	707	75.1
Washington	30,388,471	1,002	3.02	30,328	6.118	293.40	714	87.6
Wisconsin	11,937,156	559	1.18	21,354	6.297	293.23	707	89.0
West Virginia	2,007,798	112	0.20	17,927	6.235	115.91	706	90.2
Wyoming	1,542,516	71	0.15	21,726	5.523	293.76	720	79.2

Total	$1,007,811,502	32,973	100.00%

Credit Scores for the Mortgage Loans

Range of Credit Scores	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding		Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Greater than 850	$19,824	1		(1)	$19,824	5.875%	296.00	954	90.0%
841 – 850	80,581	2	0.01%		40,290	5.761	293.66	842	71.7
821 – 840	2,079,769	140	0.21		14,855	5.406	292.93	827	77.6
801 – 820	13,539,638	715	1.34		18,937	5.487	291.15	808	79.3
781 - 800	51,486,721	2,068	5.11		24,897	5.608	291.91	789	83.6
761 - 780	88,217,604	3,297	8.75		26,757	5.741	291.99	770	84.8
741 - 760	127,743,846	4,288	12.68		29,791	5.854	291.86	750	86.8
721 - 740	149,030,434	4,621	14.79		32,251	5.938	292.05	730	87.7
701 - 720	162,237,581	4,962	16.10		32,696	5.974	292.01	710	87.4
681 - 700	144,009,401	4,447	14.29		32,383	6.281	292.23	691	87.3
661 - 680	116,832,335	3,461	11.59		33,757	6.590	291.53	670	88.7
641 - 660	89,358,564	2,873	8.87		31,103	6.555	293.20	652	83.7
621 - 640	59,281,222	1,963	5.88		30,199	6.525	293.94	631	81.3
601 – 620	3,865,670	133	0.38		29,065	6.554	294.66	620	82.0
Less than 560	28,313	2		(1)	14,157	5.000	201.00	544	81.4

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%.

As of June 1, 2004 the weighted average credit score of the Mortgage Loans was approximately 712.

Property Type

Property Type	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Single Family	$731,538,658	24,811	72.59%	$29,484	6.066%	292.45	709	85.4%
Planned Unit Development (PUD)	174,877,907	4,854	17.35	36,028	6.174	290.85	715	88.5
Low-rise Condominium	82,328,730	2,841	8.17	28,979	6.326	292.34	722	89.3
2 Family	13,404,902	368	1.33	36,426	6.073	292.98	715	85.9
3 Family	3,176,959	61	0.32	52,081	6.206	295.11	712	84.3
4 Family	2,484,347	38	0.25	65,378	6.593	293.44	724	80.5

Total	$1,007,811,502	32,973	100.00%

Gross Margins

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding		Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 0.000	$78,461,551	2,732	7.79%		$28,719	3.988%	292.72	746	67.8%
0.001 - 0.250	20,201,047	597	2.00		33,838	4.239	293.94	705	63.9
0.251 - 0.500	85,851,020	2,960	8.52		29,004	4.435	292.67	727	75.0
0.501 - 0.750	17,777,805	332	1.76		53,548	4.701	291.90	711	70.6
0.751 - 1.000	37,318,129	625	3.70		59,709	4.942	293.23	711	78.0
1.001 - 1.250	45,556,500	1,696	4.52		26,861	5.199	293.22	670	71.5
1.251 - 1.500	17,775,325	789	1.76		22,529	5.465	291.95	713	77.1
1.501 - 1.750	22,443,166	638	2.23		35,177	5.688	292.14	698	75.2
1.751 - 2.000	98,183,408	4,930	9.74		19,915	5.887	290.81	735	88.0
2.001 - 2.250	66,420,590	2,366	6.59		28,073	6.216	291.76	697	87.2
2.251 - 2.500	185,753,545	5,465	18.43		33,990	6.475	292.15	734	95.2
2.501 - 2.750	44,220,209	966	4.39		45,777	6.727	293.11	708	91.3
2.751 - 3.000	71,522,184	2,671	7.10		26,777	6.991	292.67	658	88.7
3.001 - 3.250	14,850,945	498	1.47		29,821	7.179	280.73	693	92.4
3.251 - 3.500	144,534,916	3,738	14.34		38,666	7.493	293.39	700	97.8
3.501- 3.750	18,322,680	698	1.82		26,250	7.663	292.60	704	94.2
3.751- 4.000	6,961,852	203	0.69		34,295	7.960	291.45	703	93.9
4.001- 4.250	10,980,478	429	1.09		25,596	8.155	281.63	674	92.8
4.251- 4.500	8,802,558	230	0.87		38,272	8.464	291.46	670	95.3
4.501 - 4.750	5,383,110	199	0.53		27,051	8.626	293.37	686	97.2
4.751- 5.000	3,178,538	120	0.32		26,488	8.948	293.20	652	92.0
5.001- 5.250	1,715,166	45	0.17		38,115	9.215	296.13	722	94.8
5.251- 5.500	1,004,586	31	0.10		32,406	9.474	292.59	669	94.0
5.501 - 5.750	416,726	9	0.04		46,303	9.719	296.04	684	98.1
5.751 - 6.000	30,653	2		(1)	15,327	9.960	290.96	662	90.0.
6.001 - 6.250	33,000	1		(1)	33,000	10.250	290.00	671	94.9
6.251 - 6.500	62,100	2	0.01		31,050	10.500	296.00	671	98.6
6.751 - 7.000	49,713	1		(1)	49,713	11.000	177.00	680	98.6

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%

As of June 1, 2004, the weighted average gross margin of the Mortgage Loans was approximately 2.111%.

The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates

Range of Credit Limit Utilization Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 0.00.	$9,085	1,009	(1)	$9	4.929%	290.03	739	81.7%
0.01 - 10.00.	3,313,131	889	0.33%	3,727	5.123	292.36	739	72.7
10.01 - 20.00	9,466,054	1,325	0.94	7,144	5.072	292.71	736	73.7
20.01 - 30.00	14,114,843	1,341	1.40	10,526	5.197	292.85	732	75.7
30.01 - 40.00	20,715,270	1,485	2.06	13,950	5.123	293.01	731	74.2
40.01 - 50.00	28,127,779	1,712	2.79	16,430	5.222	293.00	726	75.6
50.01 - 60.00	35,346,527	1,575	3.51	22,442	5.289	293.43	723	76.4
60.01 - 70.00	41,967,580	1,640	4.16	25,590	5.330	293.28	719	77.3
70.01 - 80.00	51,105,944	1,850	5.07	27,625	5.503	292.62	717	80.2
80.01 - 90.00	73,916,618	2,327	7.33	31,765	5.508	292.70	717	80.1
90.01 – 100.00	729,728,671	17,820	72.41	40,950	6.393	291.90	708	89.4

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%.

As of June 1, 2004, the weighted average credit limit utilization rate of the Mortgage Loans was approximately 75.26%.

Maximum Loan Rates

Maximum Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding		Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
10.000	$57,429	1	0.01%		$57,429	4.250%	296.00	701	90.0%
12.500	21,098	1		(1)	21,098	7.500	219.00	633	90.0
15.000	38,585	1		(1)	38,585	6.875	208.00	734	90.0
16.000	17,790,853	769	1.77		23,135	6.404	291.18	715	91.5
17.000	59,942,944	2,141	5.95		27,998	6.427	287.30	710	88.8
18.000	929,960,592	30,060	92.28		30,937	6.082	292.52	712	86.0

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%

As of June 1, 2004, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.905%.

Credit Limits

Range of Credit Limits ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate		Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 – 10,000.00	$15,508,999	2,270	1.54%	$6,832	6.278%		291.55	710	84.9%
10,000.01 – 20,000.00	91,716,960	8,087	9.10	11,341	6.174		291.94	711	85.0
20,000.01 – 30,000.00	144,013,187	7,263	14.29	19,828	6.358		291.23	709	88.7
30,000.01 – 40,000.00	122,486,268	4,372	12.15	28,016	6.324		291.34	711	89.2
40,000.01 – 50,000.00	118,568,390	3,524	11.76	33,646	6.089		291.83	711	85.9
50,000.01 – 60,000.00	85,150,495	1,859	8.45	45,804	6.485		292.29	711	90.8
60,000.01 – 70,000.00	67,052,437	1,259	6.65	53,258	6.421		292.09	712	90.4
70,000.01 – 80,000.00	57,714,761	992	5.73	58,180	6.233		291.32	713	87.5
80,000.01 – 90,000.00	40,656,662	640	4.03	63,526	6.215		292.59	710	88.3
90,000.01 – 100,000.00	69,819,377	1,109	6.93	62,957	5.869		293.40	711	81.8
100,000.01 – 125,000.00	37,936,762	434	3.76	87,412	6.040		292.35	710	86.2
125,000.01 – 150,000.00	66,541,609	640	6.60	103,971	5.623		293.59	710	79.4
150,000.01 – 175,000.00	9,779,586	86	0.97	113,716	5.823		294.05	709	87.6
175,000.01 – 200,000.00	16,167,433	138	1.60	117,155	5.317		294.34	719	80.1
200,000.01 – 225,000.00	6,469,671	47	0.64	137,653	5.102		293.73	714	80.7
225,000.01 – 250,000.00	7,490,200	51	0.74	146,867	4.972		293.68	726	78.1
250,000.01 – 275,000.00	5,166,229	28	0.51	184,508	5.464		293.45	722	84.4
275,000.01 – 300,000.00	9,996,174	55	0.99	181,749	5.022		293.52	722	74.4
300,000.01 – 325,000.00	1,999,765	9	0.20	222,196	4.622		294.59	737	81.1
325,000.01 – 350,000.00	2,748,770	15	0.27	183,251	5.072		294.56	736	81.3
350,000.01 – 375,000.00	2,866,189	12	0.28	238,849	5.715		295.02	724	81.0
375,000.01 – 400,000.00	2,451,074	11	0.24	222,825	5.352		294.51	720	80.2
400,000.01 – 425,000.00	2,397,986	9	0.24	266,443	5.301		295.08	717	79.3
425,000.01 – 450,000.00	3,294,566	9	0.33	366,063	6.554		295.08	691	85.2
450,000.01 – 475,000.00	589,467	3	0.06	196,489	4.858		290.43	760	75.8
475,000.01 – 500,000.00	9,199,522	33	0.91	278,773	4.723		292.88	725	71.6
525,000.01 – 550,000.00	0	1	(1)	0		(1)	0.00	0		(1)
575,000.01 – 600,000.00	499,538	2	0.05	249,769	4.000		290.00	683	79.6
600,000.01 – 625,000.00	217,000	1	0.02	217,000	4.000		296.00	771	70.0
625,000.01 – 650,000.00	1,267,720	2	0.13	633,860	5.183		293.99	717	87.5
675,000.01 – 700,000.00	94,365	1	0.01	94,365	5.250		297.00	757	80.0
725,000.01 – 750,000.00	1232,548	2	0.12	616,274	5.413		296.00	753	70.6
775,000.01 – 800,000.00	800,000	1	0.08	800,000	4.875		297.00	691	80.0
925,000.01 – 950,000.00	553,204	2	0.05	276,602	5.118		296.00	754	80.1
975,000.01 – 1,000,000.00	4,214,589	5	0.42	842,918	4.341		292.83	728	78.3
Greater than 1,000,000.00	1,150,000	1	0.11	1,150,000	4.375		295.00	741	74.3

Total	$1,007,811,502	32,973	100.00%

(1) Less than 0.01%

As of June 1, 2004, the average credit limit of the Mortgage Loans was approximately $41,386.

Lien Priority

Lien Priority	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Second Liens	$1,007,811,502	32,973	100.00%	$30,565	6.108%	292.18	712	86.2%

Total	$1,007,811,502	32,973	100.00%

Delinquency Status

Delinquency Status	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Current	$1,003,674,171	32,863	99.59%	$30,541	6.104%	292.19	712	86.2%
30 - 59 Days	2,921,917	73	0.29	40,026	7.012	288.26	678	86.1
60 - 89 Days	729,004	23	0.07	31,696	7.113	295.80	706	96.2
90+ Days	486,411	14	0.05	34,744	6.838	288.44	703	91.9

Total	$1,007,811,502	32,973	100.00%

Origination Year

Origination Year	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
1995	$20,316	1	(1)	$20,316	7.250%	198.00	638	84.2%
1996	148,514	6	0.01%	24,752	6.062	207.28	661	83.4
1997	60,429	5	0.01	12,086	6.927	216.59	626	86.9
2001	199,174	2	0.02	99,587	4.840	265.99	701	74.1
2002	139,138	2	0.01	69,569	5.707	283.00	681	79.9
2003	461,262,937	18,892	45.77	24,416	5.898	288.20	717	84.7
2004	545,980,996	14,065	54.17	38,818	6.286	295.60	707	87.5

Total	$1,007,811,502	32,973	100.00%

(1)	Less than 0.01%.

Appendix II - Certain Financial Information About the Master Servicer’s Servicing Portfolio and Mortgage Loan Delinquency and Foreclosure Experience

At March 31, 2004 Countrywide provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2004 Countrywide provided servicing for approximately $22.425 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Delinquency and Foreclosure Experience

	As of March 31, 2004
	Principal Balance	Percentage
Portfolio	$22,333,207,661.90	—
Delinquency percentage
30-59 Days	$59,352,029.43	0.27%
60-89 Days	18,587,153.64	0.08
90+ Days	39,087,363.00	0.18

Total	$117,026,546.07	0.52%

Foreclosure Rate	$9,562,067.83	0.04%
Bankruptcy Rate	$48,076,090.11	0.22%

Appendix III - Financial Information of the Note Insurer

The Note Insurer

For the three months ended March 31, 2004, and the years ended December 31, 2003 and December 31, 2002, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $11.3 billion, $42.4 billion and $47.9 billion par value of securities, respectively (of which approximately 50%, 79 % and 81%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $56.4 million, $260.3 million and $232.6 million, respectively. For the three months ended March 31, 2004, the Note Insurer had reinsured, through facultative arrangements, approximately 0.3 % of the risks it had written.

The following table sets forth the capitalization of the Note Insurer as of December 31, 2002, December 31, 2003 and March 31, 2004, respectively, on the basis of generally accepted accounting principles (“GAAP”). The March 31, 2004 and December 31, 2003 balances reflect the establishment of a new basis in the assets and the liabilities of the Note Insurer resulting from the FGIC Acquisition and the application of purchase accounting. The December 31, 2002 balances are based upon the historical basis of the Note Insurer’s assets and liabilities.

Financial Guaranty Insurance Company

CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2002	December 31, 2003	March 31, 2004
Unearned Premiums	$684	$919	$941
Other Liabilities	255	86	145
Stockholder’s Equity
Common Stock	15	15	15
Additional Paid-in Capital	384	1,858	1,858
Accumulated Other Comprehensive Income	49	2	14
Retained Earnings	1,741	94	133

Total Stockholder’s Equity	2,189	1,969	2,020

Total Liabilities and Stockholder’s Equity	$3,128	$2,974	$3,106

Neither the Note Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the Prospectus, the Prospectus Supplement or any information or disclosure that is provided to potential purchasers of the Notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Note Insurer and the Policy set forth under the heading “Description of the Credit Enhancement—The Note Insurer” and “Description of the Notes—The Policy” herein. In addition, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

Experts

The predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, have been included in the Form 8-K of the depositor, which is incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Financial Guaranty Insurance Company as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which is incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.